Ex. 99.25(2)(j)(1)(viii)

Amendment to Amended and Restated Master Custodian Agreement

This amendment, made as of August 29, 2024, and effective August 29, 2024 (the “Amendment”), to the Amended and Restated Master Custodian Agreement dated as of December 1, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), is by and among each management investment company identified on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (the “Custodian”, and together with the Funds, the “Parties”).

Whereas, Jackson Credit Opportunities Fund has established the Jackson Credit Opportunities Fund LLC and the Board of Trustees of Jackson Credit Opportunities Fund has approved the addition of the Jackson Credit Opportunities Fund LLC to the Agreement, effective August 29, 2024; and

Whereas, the Parties have agreed to amend the Agreement, including its Appendix A, to add the Jackson Credit Opportunities Fund LLC as an additional Fund (the “New Fund”), pursuant to Section 20.5 of the Agreement, effective as of August 29, 2024.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Pursuant to Section 20.5 of the Agreement, the New Fund hereby notifies the Custodian that it desires to have the Custodian render services as custodian under the terms of the Agreement. By undersigning below, the Custodian hereby agrees to provide such services to the New Fund.

By execution of this Amendment, the New Fund hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement as a Fund including, without limitation, the representations and warranties set forth therein, and (b) to adopt the Agreement with the same force and effect as if the New Fund was originally a party thereto. It is further agreed that the services to be provided to the New Fund shall be those set forth in the Agreement.

2)	Appendix A to the Agreement is hereby deleted, in its entirety, and replaced with the Appendix A attached hereto to reflect the addition of the New Fund as an additional Fund.

3)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[signature page immediately follows]

Information Classification: Limited Access

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective August 29, 2024.

JNL Series Trust, and

JNL Investors Series Trust,

each on behalf of its Portfolios listed on Appendix A of the Agreement

Jackson Credit Opportunities Fund

Jackson Credit Opportunities Fund LLC

Jackson Real Assets Fund

Jackson Real Assets Fund LLC

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A of the Agreement

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

(Updated as of August 29, 2024)

Management Investment Company: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager U.S. Select Equity Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Gold Plus Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Investment Grade Credit Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund

Information Classification: Limited Access
A-1

JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/Western Asset Global Multi-Sector Bond Fund
JNL/William Blair International Leaders Fund

Management Investment Company: JNL Investors Series Trust
[Reserved]

Management Investment Company: Jackson Credit Opportunities Fund

Limited Liability Company: Jackson Credit Opportunities Fund LLC

Management Investment Company: Jackson Real Assets Fund

Limited Liability Company: Jackson Real Assets Fund LLC

Management Investment Company: PPM Funds, for the following Portfolios
PPM Core Plus Fixed Income Fund
PPM High Yield Core Fund

Information Classification: Limited Access
A-2